Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 6 (“Post-Effective Amendment No. 6”) of Registration Statement File No. 333-54074 of MetLife Investors Variable Annuity Account Five on Form N-4 to the reference to me under the caption “Legal Matters” contained in the Statement of Additional Information in Post-Effective Amendment No. 5 to Registration Statement No. 333-54074 which is incorporated by reference under this Post-Effective Amendment No. 6.

/s/ Richard C. Pearson

Richard C. Pearson, General Counsel
MetLife Investors Insurance Company of California
Newport Beach, California
July 12, 2004